EXHIBIT 99.1

WESTERN MIDSTREAM ANNOUNCES
THIRD-QUARTER 2022 RESULTS

•Reported third-quarter 2022 Net income attributable to limited partners of $259.5 million, generating third-quarter Adjusted EBITDA(1) of $524.8 million.
•Reported third-quarter 2022 Cash flows provided by operating activities of $468.8 million, generating third-quarter Free cash flow(1) of $330.4 million.

HOUSTON—(BUSINESS WIRE)—November 2, 2022 – Today Western Midstream Partners, LP (NYSE: WES) (“WES” or the “Partnership”) announced third-quarter 2022 financial and operating results. Net income (loss) attributable to limited partners for the third quarter of 2022 totaled $259.5 million, or $0.67 per common unit (diluted), with third-quarter 2022 Adjusted EBITDA(1) totaling $524.8 million, third-quarter 2022 Cash flows provided by operating activities totaling $468.8 million, and third-quarter 2022 Free cash flow(1) totaling $330.4 million.
RECENT HIGHLIGHTS
•Processed record Delaware Basin natural-gas throughput of 1.54 Bcf/d for the third quarter, representing a 3-percent sequential-quarter increase.
•Gathered record Delaware Basin produced-water throughput of 895 MBbls/d for the third quarter, representing a 1-percent sequential-quarter increase.
•After quarter end, executed a long-term amendment to Occidental Petroleum Corporation’s (“Occidental”) oil gathering agreement in the Delaware Basin to provide up to approximately 57 MBbls/d of peak additional firm-treating capacity supported by significant corresponding minimum-volume commitments.
•After quarter end, executed a long-term amendment to Occidental’s gas-processing agreement in the Delaware Basin to provide up to 250 MMcf/d of peak additional firm-processing capacity supported by significant corresponding minimum-volume commitments.
•After quarter end, executed several contracts to provide midstream services, including gas gathering, condensate gathering, and condensate stabilization, for new customers in the Maverick

Basin of South Texas.
•After quarter end, sold our 15-percent interest in Cactus II for $265 million.
•In conjunction with the sale of the equity interest in Cactus II, increased the previously announced $1.0 billion unit repurchase program to $1.25 billion, which runs through December 31, 2024.
•Acquired the remaining 50-percent interest in Ranch Westex JV for $41.0 million, immediately adding 125 MMcf/d of operated natural-gas processing capacity to our West Texas complex.
•Repurchased 18,506,215 common units for aggregate consideration of $460.7 million year-to-date through October 28, 2022. The total common units repurchased since September 2020 now represents 13.5% of total unaffected units outstanding.

On November 14, 2022, WES will pay its third-quarter 2022 per-unit distribution of $0.50, which is in line with the prior quarter’s distribution and is consistent with the Partnership’s previously announced annualized regular quarterly distribution (“Base Distribution”) target of $2.00 per unit. Third-quarter 2022 Free cash flow after distributions totaled $132.7 million. Third-quarter 2022 and year-to-date capital expenditures(3) totaled $171.5 million and $382.1 million, respectively.
Third-quarter 2022 total natural-gas throughput(5) averaged 4.3 Bcf/d, remaining flat relative to the prior quarter. Third-quarter 2022 total throughput for crude-oil and NGLs assets(5) averaged 715 MBbls/d, representing a 7-percent sequential-quarter increase. Third-quarter 2022 total throughput for produced-water assets(5) averaged 877 MBbls/d, representing a 2-percent sequential-quarter increase.
“Our well-positioned assets are a competitive advantage that continue to yield results with another record-breaking quarter of natural-gas and produced-water throughput in the Delaware Basin. We expect continued throughput growth in the Delaware Basin into next year as producer activity levels remain strong,” said Michael Ure, President and Chief Executive Officer.
Mr. Ure continued, “Despite volumetric records in the Delaware Basin, our third-quarter Adjusted EBITDA declined on a sequential-quarter basis primarily due to reduced excess natural-gas liquids volumes in combination with lower natural-gas liquids pricing, lower distributions from equity investments, and higher operation and maintenance expense. As expected, our operation and maintenance expense increased sequentially due to higher utility costs, driven by higher natural-gas pricing, and previously disclosed costs from field-level projects associated with our corporate transformation efforts.”

“Our recent M&A activity reflects our team’s focus on strategically pursuing and executing transactions that create substantial value for WES. We are pleased to announce the acquisition of the remaining 50-percent interest in our Ranch Westex joint venture, which adds an incremental 125 MMcf/d of operated natural-gas processing capacity to our West Texas complex. This acquisition is in line with our M&A strategy that focuses on adding processing capacity in our core operating basins, allocating capital efficiently, and generating strong returns for our unitholders. Furthermore, our recently executed agreement to divest our interest in our Cactus II equity investment asset will allow us to return additional capital to our unitholders through our increased unit repurchase program.”
“Additionally, we’re excited to further strengthen our relationship with one of the premier producers in the Delaware Basin by executing amendments to Occidental’s oil gathering and natural-gas processing agreements shortly after quarter end. These amendments increase Occidental’s firm capacities and minimum-volume commitments on our infrastructure and position both organizations for future success.”
UNIT BUYBACK PROGRAM
Previously, the Board authorized a buyback program of up to $1.0 billion of the Partnership’s common units through December 31, 2024 (the “Purchase Program”). On November 1, the Board authorized an increase in the Purchase Program to $1.250 billion.
The common units may be purchased from time to time in the open market at prevailing market prices or in privately negotiated transactions. The timing and amount of purchases under the Purchase Program will be determined based on ongoing assessments of capital needs, WES’s financial performance, the market price of the common units, and other factors, including organic growth and acquisition opportunities and general market conditions. The Purchase Program does not obligate the Partnership to purchase any specific dollar amount or number of units and may be suspended or discontinued at any time.

CONFERENCE CALL TOMORROW AT 1:00 P.M. CT
WES will host a conference call on Thursday, November 3, 2022, at 1:00 p.m. Central Time (2:00 p.m. Eastern Time) to discuss third-quarter 2022 results. To participate, individuals should dial 888-330-2354 (Domestic) or 240-789-2706 (International) fifteen minutes before the scheduled conference call time and enter participant access code 32054. To access the live audio webcast of the conference call, please visit the investor relations section of the Partnership’s website at www.westernmidstream.com. A replay of the conference call also will be available on the website following the call.
For additional details on WES’s financial and operational performance, please refer to the earnings slides and updated investor presentation available at www.westernmidstream.com.
ABOUT WESTERN MIDSTREAM
Western Midstream Partners, LP (“WES”) is a Delaware master limited partnership formed to acquire, own, develop, and operate midstream assets. With midstream assets located in Texas, New Mexico, Colorado, Utah, Wyoming, and Pennsylvania, WES is engaged in the business of gathering, compressing, treating, processing, and transporting natural gas; gathering, stabilizing, and transporting condensate, natural-gas liquids, and crude oil; and gathering and disposing of produced water for its customers. In its capacity as a natural-gas processor, WES also buys and sells natural gas, natural-gas liquids, and condensate on behalf of itself and as an agent for its customers under certain contracts.
For more information about Western Midstream Partners, LP, please visit www.westernmidstream.com.

This news release contains forward-looking statements. WES’s management believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove correct. A number of factors could cause actual results to differ materially from the projections, anticipated results, or other expectations expressed in this news release. These factors include our ability to meet financial guidance or distribution expectations; our ability to safely and efficiently operate WES’s assets; the supply of, demand for, and price of oil, natural gas, NGLs, and related products or services; our ability to meet projected in-service dates for capital-growth projects; construction costs or capital expenditures exceeding estimated or budgeted costs or expenditures; and the other factors described in the “Risk Factors” section of WES’s most-recent Form 10-K and Form 10-Q filed with the Securities and Exchange Commission and other public filings and press releases. WES undertakes no obligation to publicly update or revise any forward-looking statements.
______________________________________________________________
(1)Please see the definitions of the Partnership’s non-GAAP measures at the end of this release and reconciliation of GAAP to non-GAAP measures.
(2)A reconciliation of the Adjusted EBITDA range to net cash provided by operating activities and net income (loss), and a reconciliation of the Free cash flow range to net cash provided by operating activities, is not provided because the items necessary to estimate such amounts are not reasonably estimable at this time. These items, net of tax, may include, but are not limited to, impairments of assets and other charges, divestiture costs, acquisition costs, or changes in accounting principles. All of these items could significantly impact such financial measures. At this time, WES is not able to estimate the aggregate impact, if any, of these items on future period reported earnings. Accordingly, WES is not able to provide a corresponding GAAP equivalent for the Adjusted EBITDA or Free cash flow ranges.
(3)Accrual-based, includes equity investments, excludes capitalized interest, and excludes capital expenditures associated with the 25% third-party interest in Chipeta.
(4)Subject to Board review and approval on a quarterly basis based on the needs of the business.
(5)Represents total throughput attributable to WES, which excludes (i) the 2.0% Occidental subsidiary-owned limited partner interest in WES Operating and (ii) for natural-gas throughput, the 25% third-party interest in Chipeta, which collectively represent WES’s noncontrolling interests.

# # #
WESTERN MIDSTREAM CONTACTS

Daniel Jenkins
Director, Investor Relations
Daniel.Jenkins@westernmidstream.com
832.636.1009

Shelby Keltner
Manager, Investor Relations
Shelby.Keltner@westernmidstream.com
832.636.1009

Western Midstream Partners, LP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
thousands except per-unit amounts	2022	2021	2022	2021
Revenues and other
Service revenues – fee based	$666,555	$650,482	$1,954,105	$1,841,742
Service revenues – product based	91,356	28,812	202,721	88,267
Product sales	79,430	84,298	314,755	227,359
Other	227	248	703	577
Total revenues and other	837,568	763,840	2,472,284	2,157,945
Equity income, net – related parties	41,317	48,506	139,388	159,337
Operating expenses
Cost of product	106,833	83,232	328,237	250,245
Operation and maintenance	190,514	140,838	487,643	434,198
General and administrative	48,185	50,409	144,635	139,973
Property and other taxes	19,390	13,641	60,494	45,992
Depreciation and amortization	156,837	139,002	430,455	407,404
Long-lived asset and other impairments	4	1,594	94	29,198
Total operating expenses	521,763	428,716	1,451,558	1,307,010
Gain (loss) on divestiture and other, net	(104)	(364)	(884)	278
Operating income (loss)	357,018	383,266	1,159,230	1,010,550
Interest expense	(83,106)	(93,257)	(249,333)	(287,040)
Gain (loss) on early extinguishment of debt	—	(24,655)	91	(24,944)
Other income (expense), net	56	110	117	(1,013)
Income (loss) before income taxes	273,968	265,464	910,105	697,553
Income tax expense (benefit)	387	1,826	3,683	4,403
Net income (loss)	273,581	263,638	906,422	693,150
Net income (loss) attributable to noncontrolling interests	7,836	7,913	25,643	20,375
Net income (loss) attributable to Western Midstream Partners, LP	$265,745	$255,725	$880,779	$672,775
Limited partners’ interest in net income (loss):
Net income (loss) attributable to Western Midstream Partners, LP	$265,745	$255,725	$880,779	$672,775
General partner interest in net (income) loss	(6,244)	(5,527)	(19,794)	(14,484)
Limited partners’ interest in net income (loss)	$259,501	$250,198	$860,985	$658,291
Net income (loss) per common unit – basic	$0.67	$0.61	$2.16	$1.60
Net income (loss) per common unit – diluted	$0.66	$0.61	$2.15	$1.59
Weighted-average common units outstanding – basic	388,906	411,909	398,343	412,690
Weighted-average common units outstanding – diluted	390,318	412,714	399,545	413,150

Western Midstream Partners, LP
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

thousands except number of units	September 30, 2022	December 31, 2021
Total current assets	$896,300	$684,764
Net property, plant, and equipment	8,539,683	8,512,907
Other assets	2,036,599	2,075,408
Total assets	$11,472,582	$11,273,079
Total current liabilities	$745,923	$1,140,197
Long-term debt	7,027,361	6,400,616
Asset retirement obligations	310,500	298,275
Other liabilities	383,112	338,231
Total liabilities	8,466,896	8,177,319
Equity and partners’ capital
Common units (385,586,841 and 402,993,919 units issued and outstanding at September 30, 2022, and December 31, 2021, respectively)	2,868,665	2,966,955
General partner units (9,060,641 units issued and outstanding at September 30, 2022, and December 31, 2021)	(1,112)	(8,882)
Noncontrolling interests	138,133	137,687
Total liabilities, equity, and partners’ capital	$11,472,582	$11,273,079

Western Midstream Partners, LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30,
thousands	2022	2021
Cash flows from operating activities
Net income (loss)	$906,422	$693,150
Adjustments to reconcile net income (loss) to net cash provided by operating activities and changes in assets and liabilities:
Depreciation and amortization	430,455	407,404
Long-lived asset and other impairments	94	29,198
(Gain) loss on divestiture and other, net	884	(278)
(Gain) loss on early extinguishment of debt	(91)	24,944
Change in other items, net	(125,557)	(49,424)
Net cash provided by operating activities	$1,212,207	$1,104,994
Cash flows from investing activities
Capital expenditures	$(341,505)	$(219,757)
Acquisitions from third parties	(41,018)	—
Contributions to equity investments - related parties	(8,899)	(3,683)
Distributions from equity investments in excess of cumulative earnings – related parties	41,058	30,075
Proceeds from the sale of assets to third parties	1,111	8,002
(Increase) decrease in materials and supplies inventory and other	(6,999)	(1,924)
Net cash used in investing activities	$(356,252)	$(187,287)
Cash flows from financing activities
Borrowings, net of debt issuance costs	$1,389,010	$400,000
Repayments of debt	(1,268,548)	(1,132,966)
Increase (decrease) in outstanding checks	1,459	(11,757)
Distributions to Partnership unitholders	(538,690)	(398,896)
Distributions to Chipeta noncontrolling interest owner	(5,020)	(2,734)
Distributions to noncontrolling interest owner of WES Operating	(20,177)	(9,934)
Net contributions from (distributions to) related parties	1,161	6,673
Unit repurchases	(447,075)	(104,366)
Other	(10,981)	(8,787)
Net cash provided by (used in) financing activities	$(898,861)	$(1,262,767)
Net increase (decrease) in cash and cash equivalents	$(42,906)	$(345,060)
Cash and cash equivalents at beginning of period	201,999	444,922
Cash and cash equivalents at end of period	$159,093	$99,862

Western Midstream Partners, LP
RECONCILIATION OF GAAP TO NON-GAAP MEASURES

WES defines Adjusted gross margin attributable to Western Midstream Partners, LP (“Adjusted gross margin”) as total revenues and other (less reimbursements for electricity-related expenses recorded as revenue), less cost of product, plus distributions from equity investments, and excluding the noncontrolling interest owners’ proportionate share of revenues and cost of product.
WES defines Adjusted EBITDA as net income (loss), plus (i) distributions from equity investments, (ii) non-cash equity-based compensation expense, (iii) interest expense, (iv) income tax expense, (v) depreciation and amortization, (vi) impairments, and (vii) other expense (including lower of cost or market inventory adjustments recorded in cost of product), less (i) gain (loss) on divestiture and other, net, (ii) gain (loss) on early extinguishment of debt, (iii) income from equity investments, (iv) interest income, (v) income tax benefit, (vi) other income, and (vii) the noncontrolling interest owners’ proportionate share of revenues and expenses.
WES defines Free cash flow as net cash provided by operating activities less total capital expenditures and contributions to equity investments, plus distributions from equity investments in excess of cumulative earnings. Management considers Free cash flow an appropriate metric for assessing capital discipline, cost efficiency, and balance-sheet strength. Although Free cash flow is the metric used to assess WES’s ability to make distributions to unitholders, this measure should not be viewed as indicative of the actual amount of cash that is available for distributions or planned for distributions for a given period. Instead, Free cash flow should be considered indicative of the amount of cash that is available for distributions, debt repayments, and other general partnership purposes.
Below are reconciliations of (i) gross margin (GAAP) to Adjusted gross margin (non-GAAP), (ii) net income (loss) (GAAP) and net cash provided by operating activities (GAAP) to Adjusted EBITDA (non-GAAP), and (iii) net cash provided by operating activities (GAAP) to Free cash flow (non-GAAP), as required under Regulation G of the Securities Exchange Act of 1934. Management believes that Adjusted gross margin, Adjusted EBITDA, and Free cash flow are widely accepted financial indicators of WES’s financial performance compared to other publicly traded partnerships and are useful in assessing WES’s ability to incur and service debt, fund capital expenditures, and make distributions. Adjusted gross margin, Adjusted EBITDA, and Free cash flow as defined by WES, may not be comparable to similarly titled measures used by other companies. Therefore, WES’s Adjusted gross margin, Adjusted EBITDA, and Free cash flow should be considered in conjunction with net income (loss) attributable to Western Midstream Partners, LP and other applicable performance measures, such as gross margin or cash flows provided by operating activities.

Western Midstream Partners, LP
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)
(Unaudited)

Adjusted Gross Margin

	Three Months Ended
thousands	September 30, 2022	June 30, 2022
Reconciliation of Gross margin to Adjusted gross margin
Total revenues and other	$837,568	$876,419
Less:
Cost of product	106,833	148,556
Depreciation and amortization	156,837	139,036
Gross margin	573,898	588,827
Add:
Distributions from equity investments	58,957	66,016
Depreciation and amortization	156,837	139,036
Less:
Reimbursed electricity-related charges recorded as revenues	20,741	19,042
Adjusted gross margin attributable to noncontrolling interests (1)	18,886	19,166
Adjusted gross margin	$750,065	$755,671
Adjusted gross margin for natural-gas assets	$521,117	$528,983
Adjusted gross margin for crude-oil and NGLs assets	153,225	155,686
Adjusted gross margin for produced-water assets	75,723	71,002
(1)For all periods presented, includes (i) the 25% third-party interest in Chipeta and (ii) the 2.0% Occidental subsidiary-owned limited partner interest in WES Operating, which collectively represent WES’s noncontrolling interests.

Western Midstream Partners, LP
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)
(Unaudited)

Adjusted EBITDA

	Three Months Ended
thousands	September 30, 2022	June 30, 2022
Reconciliation of Net income (loss) to Adjusted EBITDA
Net income (loss)	$273,581	$315,171
Add:
Distributions from equity investments	58,957	66,016
Non-cash equity-based compensation expense	6,464	7,038
Interest expense	83,106	80,772
Income tax expense	387	1,491
Depreciation and amortization	156,837	139,036
Impairments	4	90
Other expense	165	181
Less:
Gain (loss) on divestiture and other, net	(104)	(1,150)
Gain (loss) on early extinguishment of debt	—	91
Equity income, net – related parties	41,317	48,464
Other income	58	—
Adjusted EBITDA attributable to noncontrolling interests (1)	13,406	14,072
Adjusted EBITDA	$524,824	$548,318
Reconciliation of Net cash provided by operating activities to Adjusted EBITDA
Net cash provided by operating activities	$468,768	$466,981
Interest (income) expense, net	83,106	80,772
Accretion and amortization of long-term obligations, net	(1,773)	(1,804)
Current income tax expense (benefit)	550	703
Other (income) expense, net	(56)	45
Distributions from equity investments in excess of cumulative earnings – related parties	15,651	15,482
Changes in assets and liabilities:
Accounts receivable, net	(66,875)	114,696
Accounts and imbalance payables and accrued liabilities, net	17,840	(97,201)
Other items, net	21,019	(17,284)
Adjusted EBITDA attributable to noncontrolling interests (1)	(13,406)	(14,072)
Adjusted EBITDA	$524,824	$548,318
Cash flow information
Net cash provided by operating activities	$468,768	$466,981
Net cash used in investing activities	(185,305)	(99,330)
Net cash provided by (used in) financing activities	(221,804)	(518,466)
(1)For all periods presented, includes (i) the 25% third-party interest in Chipeta and (ii) the 2.0% Occidental subsidiary-owned limited partner interest in WES Operating, which collectively represent WES’s noncontrolling interests.

Western Midstream Partners, LP
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)
(Unaudited)

Free Cash Flow

	Three Months Ended
thousands	September 30, 2022	June 30, 2022
Reconciliation of Net cash provided by operating activities to Free cash flow
Net cash provided by operating activities	$468,768	$466,981
Less:
Capital expenditures	150,148	107,386
Contributions to equity investments – related parties	3,859	2,970
Add:
Distributions from equity investments in excess of cumulative earnings – related parties	15,651	15,482
Free cash flow	$330,412	$372,107
Cash flow information
Net cash provided by operating activities	$468,768	$466,981
Net cash used in investing activities	(185,305)	(99,330)
Net cash provided by (used in) financing activities	(221,804)	(518,466)

Western Midstream Partners, LP
OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	September 30, 2022	June 30, 2022
Throughput for natural-gas assets (MMcf/d)
Gathering, treating, and transportation	418	410
Processing	3,544	3,501
Equity investments (1)	473	516
Total throughput	4,435	4,427
Throughput attributable to noncontrolling interests (2)	161	157
Total throughput attributable to WES for natural-gas assets	4,274	4,270
Throughput for crude-oil and NGLs assets (MBbls/d)
Gathering, treating, and transportation	319	320
Equity investments (3)	411	360
Total throughput	730	680
Throughput attributable to noncontrolling interests (2)	15	14
Total throughput attributable to WES for crude-oil and NGLs assets	715	666
Throughput for produced-water assets (MBbls/d)
Gathering and disposal	895	882
Throughput attributable to noncontrolling interests (2)	18	18
Total throughput attributable to WES for produced-water assets	877	864
Per-Mcf Adjusted gross margin for natural-gas assets (4)	$1.33	$1.36
Per-Bbl Adjusted gross margin for crude-oil and NGLs assets (5)	2.33	2.57
Per-Bbl Adjusted gross margin for produced-water assets (6)	0.94	0.90
(1)Represents the 22% share of average Rendezvous throughput, 50% share of average Mi Vida throughput, 50% share of average Ranch Westex throughput through August 2022, and 30% share of average Red Bluff Express throughput.
(2)For all periods presented, includes (i) the 2.0% Occidental subsidiary-owned limited partner interest in WES Operating and (ii) for natural-gas assets, the 25% third-party interest in Chipeta, which collectively represent WES’s noncontrolling interests.
(3)Represents the 10% share of average White Cliffs throughput; 25% share of average Mont Belvieu JV throughput; 20% share of average TEG, TEP, Whitethorn, and Saddlehorn throughput; 33.33% share of average FRP throughput; and 15% share of average Panola and Cactus II throughput.
(4)Average for period. Calculated as Adjusted gross margin for natural-gas assets, divided by total throughput (MMcf/d) attributable to WES for natural-gas assets.
(5)Average for period. Calculated as Adjusted gross margin for crude-oil and NGLs assets, divided by total throughput (MBbls/d) attributable to WES for crude-oil and NGLs assets.
(6)Average for period. Calculated as Adjusted gross margin for produced-water assets, divided by total throughput (MBbls/d) attributable to WES for produced-water assets.

Western Midstream Partners, LP
OPERATING STATISTICS (CONTINUED)
(Unaudited)

	Three Months Ended
	September 30, 2022	June 30, 2022
Throughput for natural-gas assets (MMcf/d)
Delaware Basin	1,536	1,493
DJ Basin	1,326	1,336
Equity investments	473	516
Other	1,100	1,082
Total throughput for natural-gas assets	4,435	4,427
Throughput for crude-oil and NGLs assets (MBbls/d)
Delaware Basin	199	198
DJ Basin	81	83
Equity investments	411	360
Other	39	39
Total throughput for crude-oil and NGLs assets	730	680
Throughput for produced-water assets (MBbls/d)
Delaware Basin	895	882
Total throughput for produced-water assets	895	882